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                                                                  EXHIBIT 10.13

                                  FLEET BANK

                                                                August 22, 1997

Mr. Sebastian J. Sicari
Chief Financial Officer
Aseco Corporation
500 Donald Lynch Boulevard
Marlboro, MA 01752

Dear Sebastian:

  Reference is hereby made to the Letter Agreement (the "Agreement") executed by and between Aseco Corporation and Fleet National Bank (as successor to Fleet Bank of Massachusetts, N.A.) as of November 27, 1992 and amended as of July 30, 1993, August 2, 1994, August 24, 1995 and August 30, 1996. We are pleased to inform you that we have approved an extension of the Expiration Date from September 1, 1997 to September 1, 1998. Nothing herein shall be deemed to constitute a waiver, release or amendment of any other terms of the agreement.

  The Borrower represents and warrants that the execution of this amendment has been duly authorized by the Borrower by all necessary corporate and other action and that the execution will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance on any property or asset of the Borrower.

  The Borrower further represents that this agreement and the attached Promissory Note each represent legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms. In addition, the statements, representations and warranties made in the Agreement continue to be correct as of the date hereof and the Borrower is in compliance with all terms of the Agreement. Except as expressly affected hereby, the Agreement remains in full force and effect as heretofore.

  Sebastian, we are pleased to extend the Agreement and look forward to continuing our relationship with Aseco Corporation. Please sign below and execute the attached note to evidence your acceptance of this amendment.

                                          Sincerely,

                                          Thomas W. Davies
                                          Senior Vice President
                                          High Technology Group

Agreed and Accepted:             Sebastian J. Sicari           September 3,
title:                           Vice President and CFO        1997
                                                               Date

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